UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 4, 2023

CONCENTRIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39494	27-1605762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39899 Balentine Drive, Suite 235, Newark, California	94560
(Address of principal executive offices)	(Zip Code)

(800) 747-0583
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CNXC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On August 4, 2023, Concentrix Corporation (the “Company” or “Concentrix”) held a special meeting of stockholders (the “Special Meeting”) for which the Company’s Board of Directors solicited proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.
At the Special Meeting, the Company’s stockholders (1) approved the issuance of 15,611,885 shares of the Company’s common stock in exchange for certain shares of the capital stock of Marnix Lux SA, and (2) approved the adjournment of the Special Meeting to a later date, if necessary or appropriate, including to solicit additional proxies.
Set forth below are the final voting results for these proposals, each of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 6, 2023:
1.The approval of the issuance of 15,611,885 shares of the Company’s common stock in exchange for certain shares of the capital stock of Marnix Lux SA.

For	Against	Abstain	Broker Non-Votes
42,966,075	3,466,296	103,237	—

2.The approval of the adjournment of the Special Meeting to a later date, if necessary or appropriate, including to solicit additional proxies.

For	Against	Abstain	Broker Non-Votes
41,177,192	5,246,321	112,095	—

Item 8.01.     Other Events.
On August 4, 2023, the Company issued a press release announcing the voting results for the Special Meeting. The press release is filed herewith as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated August 4, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2023	CONCENTRIX CORPORATION

	By:	/s/ Jane C. Fogarty
Jane C. Fogarty Executive Vice President, Legal